News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Integra LifeSciences Reports Third Quarter 2014 Financial Results

Revenue Increased 7.7% to $229.7 Million
GAAP EPS was $0.30
Adjusted EPS Increased 16% to $0.76
Operating Cash Flow was $31.1 Million

Plainsboro, New Jersey / November 3, 2014 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the third quarter ending September 30, 2014. Total revenues for the third quarter were $229.7 million, reflecting an increase of $16.5 million, or 7.7%, over the third quarter of 2013.
"Favorable revenue mix, led by our U.S. Neurosurgery and U.S. Extremities segments, contributed to bottom line results ahead of our expectations, while currency translation tempered our top-line results," said Peter Arduini, Integra's President and Chief Executive Officer. "In addition to our financial results, we are excited about today's separate announcement of our strategic portfolio re-alignment, which will accelerate long-term growth."
The Company reported GAAP net income of $9.8 million, or $0.30 per diluted share, for the third quarter of 2014, compared to GAAP net loss of $30.3 million or $1.09 per diluted share, for the third quarter of 2013.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted net income for the third quarter of 2014, was $25.1 million, or $0.76 per diluted share compared to adjusted net income of $18.6 million, or $0.66 per diluted share, in the third quarter of 2013.
Adjusted EBITDA for the third quarter of 2014 was $49.5 million, compared to $36.5 million in the third quarter last year. Adjusted EBITDA excluding stock-based compensation for the third quarter of 2014 was $52.9 million, compared to $39.3 million in the third quarter last year.
"We were pleased with our third-quarter financial results, particularly our strong cash flow generation and margins, which improved on a year-over-year and sequential basis stated in both GAAP and adjusted terms," said Glenn Coleman, Integra's Chief Financial Officer.

In the third quarter, Integra generated $31.1 million in cash flows from operations and invested $8.8 million in capital expenditures during the quarter. Adjusted free cash flow conversion for the trailing twelve months ended September 30, 2014 was 33.7% versus 8.1% in the prior-year period.
Business Updates
Today, Integra published a separate press release announcing plans to spin off its Spine business to Integra shareholders, which is expected to take the form of a tax-free distribution. The spin-off will create a new, publicly traded company focused on developing, marketing and selling spine hardware and orthobiologics. After the spin-off is complete, Integra will operate as two global business areas providing specialty surgical solutions and orthopedics and tissue technologies to surgeons.
Last week, the Company also announced the closing of the MicroFrance acquisition. Based on the timing of the completion and the transition service agreements in affect, Integra does not expect MicroFrance to have a meaningful impact on 2014 financial results.
Investor Meeting at the North American Spine Society ("NASS") Meeting
Integra is also announcing today that the Company will hold a meeting for investors in San Francisco, CA on November 13, 2014 from 11:00am to 12:00pm (PST). The Company is participating in the North American Spine Society annual meeting in San Francisco from November 12-14, 2014. Access to the live call is available by dialing (719) 325-2452 and using the passcode 3703788. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. The webcast will also be archived on the website.
Outlook for 2014
Given the year-to-date results and the negative impact of foreign currency, the Company expects full year 2014 revenues to come in at the low-end of its previously guided range of $920 to $940 million.
The Company is revising its expectations for GAAP earnings per diluted share for the full year to be between $0.81 and $0.99 from our prior guidance of $1.06 to $1.24, which reflects an increase in special charges related to the planned spin-off of the spine business and the strategic portfolio alignment discussed in the separately published press release.
The Company is maintaining guidance for adjusted earnings per diluted share of between $2.88 and $3.06, but expects to be at the low-end of the range.
In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call
Integra has scheduled a conference call for 4:30 PM ET today, Monday, November 3, 2014 to discuss financial results for the third quarter, forward-looking financial guidance, and a strategic business update, which was announced in a simultaneous press release this afternoon. Presentation material is available on our website at investor.integralife.com. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing (913) 312-1500 and using the passcode 8063250. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at

investor.integralife.com. Access to the replay is available through November 21, 2014 by dialing (719) 457-0820 and using the passcode 8063250. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies, and spine hardware and orthobiologics. For more information, please visit www.integralife.com

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income (loss), GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, certain expenses associated with product recalls, acquisition-related charges, impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company's ability to execute its operating and strategic plans effectively, the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; global macroeconomic conditions; continued weakness in sales outside of the U.S.; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and other intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions; the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company's ability to achieve anticipated growth rates, margins and scale and execute its strategy generally, including the Company's anticipated spinoff; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2013 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA excluding stock-based compensation, adjusted net income, adjusted earnings per diluted share, adjusted free cash flow and adjusted free cash flow conversion. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period's revenues, the contribution of revenues from discontinued products in both the current and prior periods' revenues, and the contribution of revenues from the DuraSeal acquisition. The various measures of adjusted EBITDA consist of GAAP net income (loss), excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income (loss), excluding: (i) manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) structural optimization charges; (iv) acquisition-related charges; (v) certain employee severance charges; (vi) discontinued product lines charges; (vii) intangible asset amortization expense; (viii) impairment charges; (ix) convertible debt non-cash interest; and (x) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Because the Company reported a GAAP net loss in the three months ended September 30, 2013, the calculation of GAAP diluted weighted average shares outstanding for the third quarter 2013 period excludes the effects of stock options and unvested restricted stock, as the effect of these equity awards would be anti-dilutive. The Company included the dilutive effects of these equity awards in the calculation of adjusted diluted weighted average shares outstanding used to calculate adjusted earnings per diluted share for the third quarter 2013 period because their effects are dilutive in relation to adjusted net income. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The measure of adjusted free cash flow consists of free cash flow adjusted for certain one-time unusual items. The adjusted free cash flow conversion measure is calculated by dividing (i) free cash flow, or (ii) adjusted free cash flow (as applicable), by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP net income (loss) to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the three months ended September 30, 2014 and 2013, and the adjusted free cash flow and free cash flow conversion for the three months ended September 30, 2014 and 2013 and the twelve months ended September 30, 2014 and 2013, appear in the financial tables in this release.
Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, and adjusted free cash flow measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2014	2013
Total revenues, net	$229,719	$213,246

Costs and expenses:
Cost of goods sold	85,974	81,767
Research and development	13,127	13,052
Selling, general and administrative	109,896	99,794
Intangible asset amortization	2,995	3,036
Goodwill impairment charge	—	46,738
Total costs and expenses	211,992	244,387

Operating income (loss)	17,727	(31,141)

Interest income	25	38
Interest expense	(5,916)	(5,316)
Other income (expense), net	(293)	(263)
Income (loss) before income taxes	11,543	(36,682)

Income tax expense (benefit)	1,736	(6,352)
Net income (loss)*	$9,807	$(30,330)

Diluted net income (loss) per share	$0.30	$(1.09)
Weighted average common shares outstanding for diluted net income per share	32,906	27,896

*In the first quarter of 2014, the Company changed its accounting policy for the medical device excise tax to immediately record the expense in selling general and administrative expenses rather than recording it in inventory and subsequently amortizing it in cost of sales. A full reconciliation of the effect of this accounting principle change on Integra's quarterly financial results for 2013 is available on Integra's Investor Relations website at investor.integralife.com. This change had the effect of both increasing GAAP net loss and decreasing adjusted net income for the third quarter of 2013 by $1.8 million, or $0.06 per diluted share.

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, the DuraSeal acquisition and discontinued products are as follows:
(In thousands)

	Three Months Ended September 30,
	2014	2013	Change
U.S. Neurosurgery	$62,323	$45,114	38%
U.S. Instruments	39,853	43,004	(7)%
U.S. Extremities	36,746	31,831	15%
U.S. Spine & Other	42,015	47,408	(11)%
International*	48,782	45,889	6%
Total revenue	$229,719	$213,246	8%

Impact of changes in currency exchange rates	$(76)
Less contribution of revenues from DuraSeal acquisition	(17,645)	—
Less contribution of revenues from discontinued products	(2,881)	(3,617)	(20)%
Total organic revenues	$209,117	$209,629	—%

*The International segment revenues reflect sales that are actively managed by our International division. This does not constitute all recorded sales outside the U.S., as some Instrument sales and private label (included in U.S. Spine & Other) product sales in those regions are managed by their respective U.S. divisions.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2014

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	Interest (Inc)Exp(d)	Tax(e)
Manufacturing facility remediation costs	$538	$534	$4	$—	$—	$—
Global ERP implementation charges	4,960	—	4,960	—	—	—
Structural optimization charges	3,490	3,299	191	—	—	—
Acquisition-related charges	2,474	575	1,899	—	—	—
Certain employee severance charges	3,619	298	3,321	—	—	—
Discontinued product lines charges	747	747	—	—	—	—
Intangible asset amortization expense	7,689	4,694	—	2,995	—	—
Convertible debt non-cash interest	1,822	—	—	—	1,822	—
Estimated income tax impact from above adjustments and other items	(10,029)	—	—	—	—	(10,029)
Depreciation expense	8,253
Stock-based compensation expense	3,386

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Interest (Inc)Exp - Interest (income) expense, net

e)	Tax - Income tax expense

Three Months Ended September 30, 2013
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	Goodwill (d)	Interest (Inc)Exp (e)	Tax (f)
Manufacturing facility remediation costs	$2,761	$2,761	$—	$—	$—	$—	$—
Global ERP implementation charges	4,950	—	4,950	—	—	—	—
Structural optimization charges	1,360	1,141	219	—	—	—	—
Acquisition-related charges	319	118	201	—	—	—	—
Certain employee severance charges	30	30	—	—	—	—	—
Intangible asset amortization expense	4,715	1,679	—	3,036	—	—	—
Impairment charges	46,738	—	—	—	46,738	—	—
Convertible debt non-cash interest	1,633	—	—	—	—	1,633	—
Estimated income tax impact from above adjustments and other items	(13,578)	—	—	—	—	—	(13,578)
Depreciation expense*	6,730
Stock-based compensation expense	2,831

*For the three months ending September 30, 2013 “Depreciation expense” excludes $225 already included in “Structural optimization charges” above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Goodwill - Goodwill impairment charge

e)	Interest (Inc)Exp - Interest (income) expense, net

f)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2014	2013

GAAP net income (loss)	$9,807	$(30,330)
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	15,942	11,445
Other (income) expense, net	293	263
Interest (income) expense, net	5,891	5,278
Income tax expense (benefit)	1,736	(6,352)
Manufacturing facility remediation costs	538	2,761
Global ERP implementation charges	4,960	4,950
Structural optimization charges	3,490	1,360
Certain employee severance charges	3,619	30
Discontinued product lines charges	747	—
Acquisition-related charges	2,474	319
Impairment charges	—	46,738

Total of non-GAAP adjustments	39,690	66,792
Adjusted EBITDA	$49,497	$36,462

Stock-based compensation expense	3,386	2,831

Adjusted EBITDA excluding stock-based compensation expense	$52,883	$39,293

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2014	2013

GAAP net income (loss)	$9,807	$(30,330)
Non-GAAP adjustments:
Manufacturing facility remediation costs	538	2,761
Global ERP implementation charges	4,960	4,950
Structural optimization charges	3,490	1,360
Certain employee severance charges	3,619	30
Discontinued product lines charges	747	—
Acquisition-related charges	2,474	319
Intangible asset amortization expense	7,689	4,715
Impairment charges	—	46,738
Convertible debt non-cash interest	1,822	1,633
Estimated income tax impact from adjustments and other items	(10,029)	(13,578)

Total of non-GAAP adjustments	15,310	48,928
Adjusted net income	$25,117	$18,598

Adjusted diluted net income per share	$0.76	$0.66
Weighted average common shares outstanding for diluted net income (loss) per share	32,906	27,896
Non-GAAP adjustment for dilutive effects of equity awards	—	340
Weighted average common shares outstanding for adjusted diluted net income per share	32,906	28,236

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30, 2014	December 31, 2013

Cash and cash equivalents	$140,231	$120,614
Accounts receivable, net	120,741	118,145
Inventories, net	230,455	206,919

Bank line of credit	411,875	186,875
Convertible securities	211,095	205,182

Stockholders' equity	685,978	666,090

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2014	2013
GAAP Net cash provided by operating activities	$31,074	$30,808

Purchases of property and equipment	(8,776)	(13,247)
Free Cash Flow	22,298	17,561

Adjusted net income *	$25,117	$18,598
Adjusted Free Cash Flow Conversion	88.8%	94.4%

	Twelve Months Ending September 30,
	2014	2013
GAAP Net cash provided by operating activities	$70,402	$37,785

Purchases of property and equipment	(39,596)	(62,394)
Add: tax withholding payment in connection with the release of certain deferred stock units	—	29,830
Adjusted Free Cash Flow	30,806	5,221

Adjusted net income *	$91,301	$64,286
Adjusted Free Cash Flow Conversion	33.7%	8.1%

* Adjusted net income for quarters ended September 30, 2013 and 2014 are reconciled above. Adjusted net income for remaining quarters in the twelve months calculation have been previously reconciled and are publicly available in the Quarterly Financial Summary on our website integralife.com in the Investors section under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its adjusted free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In thousands, except per share amounts)

	Recorded Year to Date	Projected Year Ended
	September 30, 2014	December 31, 2014
		Low	High
GAAP net income	$16,838	$26,846	$32,746
Non-GAAP adjustments:
Manufacturing facility remediation costs	905	905	905
Global ERP implementation charges	17,976	21,700	21,700
Structural optimization charges	9,203	23,800	23,800
Acquisition-related charges	7,480	8,300	8,300
Certain employee severance charges	8,229	8,229	8,229
Discontinued product lines charges	1,460	1,800	1,800
Intangible asset amortization expense	22,977	31,470	31,470
Impairment charges	600	600	600
Convertible debt non-cash interest	5,256	7,050	7,050
Estimated income tax impact from adjustments and other items	(25,016)	(35,600)	(35,600)

Total of non-GAAP adjustments	49,070	68,254	68,254
Adjusted net income	$65,908	$95,100	$101,000

GAAP diluted net income per share	$0.51	$0.81	$0.99
Non-GAAP adjustments detailed above (per share)	$1.50	$2.07	$2.07
Adjusted diluted net income per share	$2.01	$2.88	$3.06

Weighted average common shares outstanding for adjusted diluted net income per share	32,844	33,000	33,000

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In thousands)
Projected Year Ended December 31, 2014

Item	Total Amount	COGS	SG&A	R&D	Amort.	Interest Exp(Inc)	Tax
Manufacturing facility remediation costs	$905	$843	$62	$—	$—	$—	$—
Global ERP implementation charges	21,700	—	21,700	—	—	—	—
Structural optimization charges	23,800	14,200	9,600	—	—	—	—
Acquisition-related charges	8,300	1,300	6,200	800	—	—	—
Certain employee severance charges	8,229	1,043	7,186	—	—	—	—
Discontinued product lines charges	1,800	1,800	—	—	—	—	—
Intangible asset amortization expense	31,470	18,520	—	—	12,950	—	—
Impairment charges	600	600	—	—	—	—	—
Convertible debt non-cash interest	7,050	—	—	—	—	7,050	—
Estimated income tax impact from adjustments and other items	(35,600)	—	—	—	—	—	(35,600)

Source: Integra LifeSciences Holdings Corporation